Exhibit 99.1

Ideanomics Reports Third Quarter Financial Results

●	2018 Third Quarter revenue of $43.7 Million (+45% vs. $30.2M Q3 2017)
●	Ideanomics seeks to become a next generation fintech company by leveraging blockchain and artificial intelligence technologies
●	Ideanomics provides update on guidance for fiscal year 2018 revenue and EBITDA
●	Earnings Release Conference Call to be held Wednesday November 14, 2018 at 8:00 a.m. ET

NEW YORK, NY, November 14, 2018 /PRNewswire/ -- Ideanomics, Inc. (Nasdaq: IDEX) ("IDEX" or the "Company"), announced today its third quarter 2018 operating results for the period ended September 30, 2018.

Conference Call: Ideanomics management, including Dr. Bruno Wu (Special Advisor & Former Executive Chairman), Brett McGonegal (CEO), Federico Tovar (CFO), and Alf Poor (President and COO) will host an earnings release conference call at 8:00 a.m. on Wednesday, November 14, 2018 U.S. Eastern Time (9:00 p.m. Beijing/Hong Kong Time).

To join the webcast, please visit the “Events & Presentations” section of the IDEX corporate website (http://www.ideanomics.com/events), or click:

https://78449.themediaframe.com/dataconf/productusers/ssc/mediaframe/27134/indexl.html or call the toll-free dial-in number: 877-407-3107; International callers should dial: 201-493-6796.

OVERVIEW

In the third quarter of 2018, Ideanomics, formerly known as Seven Stars Cloud Group, Inc., continued its transition from its legacy video-on-demand business towards becoming a next generation financial technology (“fintech”) company, with the intention of offering financing solutions and logistics management solutions, each based on the emergence of systems that utilize blockchain and artificial intelligence (“AI”) technologies. Through acquisitions of, joint ventures with, and strategic investments in leading AI and fintech companies, we are building an ecosystem of technologies and market players to help realize this business strategy. Ideanomics aims to bring transparency, efficiency, cost savings and new ownership paradigms to various markets including finance, commodities, energy, consumer, media and transportation logistics. With headquarters in New York, NY and its planned “Fintech Village” Center for Technology and Innovation in West Hartford, CT, Ideanomics is focused pioneering the new blockchain and AI-empowered economy.

To support our development of a financing solutions business, we have been building capabilities both in providing business consulting services related to traditional financings, as well as in developing digital asset services via AI and blockchain enabled financial services platforms. To support our development of a logistics management business, we are working with industry experts to explore the application of blockchain technologies to logistics management platforms in order to eliminate standard transactional intermediaries in the freight and shipping industry.

Our Strategy

Our core business objective is to assist various companies across industry verticals in completing capital raising transactions. We intend to provide consulting services to companies seeking financing through conventional means, such as sales of traditional equity and debt securities. We also intend to use AI and blockchain enabled financial technology to provide asset owners and the investment community a seamless method and platform for the creation of digital assets. We believe that this dual approach to raising capital will provide us with flexibility to address the needs of issuers and investors.

We believe that regulated alternative trading systems (“ATSs”) are important for the development of digital assets which we plan to originate as part of our hybrid financing solutions business. Accordingly, we are making strategic investments that are intended to promote the development of regulated ATSs.

We also believe that blockchain enabled logistics platforms can eliminate standard transactional intermediaries in the freight and shipping industry. We believe that by decreasing middle-man costs, we can greatly improve the efficiency of capital utilization, expand margins and accelerate inventory turnover for companies shipping goods across myriad industries.

As part of our efforts to develop blockchain-based solutions to streamline the logistics market, we entered the commodities trading business through a series of acquisitions and investments, with the primary goal of learning about the needs of buyers and sellers in industries that rely heavily on the shipment of goods to inform our understanding of the features a blockchain platform would need to serve the logistics market. Specifically, we elected to focus on the crude oil and consumer electronics businesses, which are industries that we believe are sufficiently commoditized and high volume to serve as meaningful controls to identify inefficiencies in the logistics market and generate data to support the potential future application of AI solutions.

Although to date, aside from our legacy video-on-demand business, only our commodities trading business has generated revenues, given that our oil trading and consumer electronics businesses have realized low margins in relation to top line sales, we decided to focus our efforts on the higher margins we believe may be achievable in our digital securitized asset business. As a result, we intend to phase out our oil trading and consumer electronics businesses, with the intention to fully divest these assets in the near future.

Guidance Update

Revenue for the third quarter was $43.7 million, an increase of approximately $13.5 million, or approximately 45%, from the same period in 2017. Given our strong revenue results, we are on track to exceed our revenue guidance of $280 million for fiscal year 2018.

During the third quarter, the Company continued to focus on right-sizing the staffing levels of our legacy business, in addition to hiring a best-in-class executive team capable of positioning the business to be competitive and successful in the continued evolution of our business in 2019. Costs associated with building out our U.S. infrastructure and hiring our new executive team have put a strain on our bottom line performance, resulting in our increased net loss for the third quarter of 2018 as compared to the third quarter of 2017. As a result of these factors, we do not anticipate meeting our EBITDA guidance of $35 million for fiscal year 2018.

Ideanomics Third Quarter 2018 Operating Results

Revenue for the third quarter ended September 30, 2018 was $43.7 million as compared to $30.2 million for the same period in 2017, an increase of approximately $13.5 million, or approximately 45%.  The increase was mainly due to our expanding consumer electronics business.

Cost of revenues was $42.8 million for the quarter ended September 30, 2018, as compared to $28.3 million for the quarter ended September 30, 2017. Our cost of revenues increased by $14.6 million, which is in line with our increase in revenues.

Gross profit for the quarter ended September 30, 2018 was approximately $0.9 million, or 2.0%, as compared to a gross profit of $2.0 million, or 6.5%, during the same period in 2017, a decrease of approximately $1.1 million, or -56%, mainly due to a decrease of the gross profit ratio of our consumer electronics business as compared to the same period in 2017.

Selling, general and administrative expense for the third quarter was $4.3 million as compared to $3.7 million for the same period in 2017, an increase of approximately $0.6 million or 18%. The majority of the increase was due to our efforts in building out our management team in the U.S. and investing in establishing our fintech infrastructure as part of our transformation year.

Professional fees for the three months ended September 30, 2018 were $1.9 million as compared to $0.8 million for the same period in 2017, an increase of approximately $1.1 million. The increase was related to public company reporting and governance expenses, as well as legal fees related to our business transformation and expansion and the continued build out of our technology ecosystem, establishing strategic partnerships, deal origination, and strategic M&A activity. The majority of the increase was due to required professional services for legal, audit and tax.

Loss per share for the three months ended September 30, 2018 was $0.10 per share, as compared to a loss per share for same period in 2017 of $0.05 per share. As of September 30, 2018, the company had cash of $15.7 million, total assets of $167.7 million, total equity of $43.4 million.

Over the past three quarters Ideanomics has been able to continue its transformation from its legacy business, with a goal of becoming a prominent player for fintech services and asset digitization through establishing a global network of financial technology, user community, and digital asset production. Our team of seasoned digital strategists and technology leaders is key to the success of the Ideanomics transformation to become further “Westernized,” and we believe that this will assist in unlocking blockchain related revenue for 2019. We have several signed customer revenue deals in our pipeline, and our product and tech teams are diligently building out these new digital products to unlock this revenue in the near term and position the company towards a strong 2019.

The strain on our bottom line performance is primarily a result of the investments needed for our transformation, as well as a delay in products we intended to release to the market in Q4 2018. We have addressed the issues and believe we have positioned the products for a successful launch in early 2019.

We are committed to these successful product launches, which will be done in a regulatory and compliant manner, while continuing to enhance our deal origination and customer pipeline activities well into 2019. We believe that these deals have the potential to derive significant revenues and prove the long-term viability of our business model.

Further, Ideanomics is pleased to announce that it has received its new trading letters. Effective today, the Company will trade on the Nasdaq Capital Market under the ticker symbol “IDEX.”

Also, the Ideanomics team is pleased to announce it will ring the Nasdaq opening bell on November 23, 2018 at 9:30 a.m. in New York, NY.

Non-GAAP Financial Measures

The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), with EBITDA, a non-GAAP financial measure. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. We compute this measure by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and the tax effect of these adjustments. The Company is not able to provide a reconciliation of the Company’s EBITDA guidance to the corresponding GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that it provides useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. EBITDA, as used by the Company in this press release, may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies.

About Ideanomics

Ideanomics seeks to become a next generation fintech company by leveraging blockchain and artificial intelligence technologies.

We are headquartered in New York, NY, and have planned a “Fintech Village” Center for Technology and Innovation in West Hartford, CT, and have offices in London, Hong Kong and Beijing, China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, our belief that we will successfully launch products in early 2019; our plan to enhance our deal origination and customer pipeline activities well into 2019; and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

IR Contacts

Federico Tovar, CFO at Ideanomics

Tony Sklar, VP of Communications at Ideanomics

Email: ir@ideanomics.com

Ideanomics, Inc., Its Subsidiaries and Variable Interest Entities
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
		(As adjusted*)		(As adjusted*)
Revenue	$43,707,937	30,229,255	$362,628,296	$106,724,866
Cost of revenue from third parties	42,844,876	28,273,863	115,729,433	100,889,004
Cost of revenue from related parties	—	—	244,110,132	—
Gross profit	863,061	1,955,392	2,788,731	5,835,862

Operating expenses:
Selling, general and administrative expense	4,333,259	3,684,749	16,861,425	8,021,825
Research and development expense	667,416	400,040	1,393,025	400,040
Professional fees	1,927,431	839,836	3,280,729	1,888,361
Depreciation and amortization	291,512	36,952	314,737	294,272
Impairment of other intangible assets	—	152,847	—	216,468
Total operating expense	7,219,618	5,114,424	21,849,916	10,820,966

Loss from operations	(6,356,557)	(3,159,032)	(19,061,185)	(4,985,104)

Interest and other income (expense)
Interest expense, net	(145,610)	(26,029)	(201,782)	(70,779)
Change in fair value of warrant liabilities	—	131,357	—	(112,642)
Equity in loss of equity method investees	(13,882)	(23,632)	(44,316)	(100,468)
Other	(925,771)	72,120	(558,271)	(38,480)
Loss before income taxes	(7,441,820)	(3,005,216)	(19,865,554)	(5,307,473)

Income tax benefit	—	—	—	—

Net loss	(7,441,820)	(3,005,216)	(19,865,554)	(5,307,473)

Net loss attributable to non-controlling interest	254,973	(22,723)	637,314	608,910

Net loss attributable to shareholders	$(7,186,847)	$(3,027,939)	$(19,228,240)	$(4,698,563)

Basic loss per share	$(0.10)	$(0.05)	$(0.27)	$(0.08)
Diluted loss per share	$(0.10)	$(0.05)	$(0.27)	$(0.08)

Weighted average shares outstanding:
Basic	74,063,495	62,146,168	71,574,303	59,594,289
Diluted	74,063,495	62,146,168	71,574,303	59,594,289

Ideanomics, Inc., Its Subsidiaries and Variable Interest Entities
UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
		(As adjusted*)
ASSETS
Current assets:
Cash	$16,030,248	$7,208,037
Restricted cash	—	369,280
Accounts receivable, net	105,534,523	26,962,085
Licensed content	16,958,148	16,958,149
Inventory	216,453	216,453
Prepaid expenses	1,995,538	2,202,728
Other current assets	3,054,573	2,276,096
Total current assets	143,789,483	56,192,828
Property and equipment, net	258,053	127,275
Intangible assets, net	3,124,979	148,874
Goodwill	1,399,646	—
Long term investments	18,767,510	6,975,511
Other non-current assets	383,797	—
Total assets	$167,723,468	$63,444,488
LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND EQUITY
Current liabilities: (including amounts of the consolidated VIEs without recourse to Ideanomics, Inc. See Note 3)
Accounts payable	$33,390,027	$26,829,593
Deferred revenue	588,824	222,350
Accrued interest due to a related party	109,808	20,055
Accrued salaries	720,385	737,072
Amount due to related parties	71,908,057	434,030
Other current liabilities	1,906,147	801,560
Convertible promissory note due to a related party	3,074,197	3,000,000
Total current liabilities	111,697,445	32,044,660
Convertible note, net of debt discount	10,734,949	—
Deferred tax liabilities	673,706	—
Other non-current liabilities	—	384,243
Total liabilities	$123,106,100	$32,428,903
Commitments and contingencies (Note 15)
Convertible redeemable preferred stock:
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of September 30, 2018 and December 31, 2017, respectively	$1,261,995	$1,261,995
Equity:
Common stock - $0.001 par value; 1,500,000,000 shares authorized, 77,246,801 and 68,509,090 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	77,246	68,509
Additional paid-in capital	190,188,410	158,449,544
Accumulated deficit	(145,921,262)	(126,693,022)
Accumulated other comprehensive loss	(239,775)	(782,074)
Total shareholders’ equity	44,104,619	31,042,957
Non-controlling interest	(749,246)	(1,289,367)
Total equity	43,355,373	29,753,590
Total liabilities, convertible redeemable preferred stock and equity	$167,723,468	$63,444,488